Exhibit 4.1

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SERIES A-1 WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

INTERNATIONAL IMAGING SYSTEMS, INC.

Expires October [__], 2012

No.: W-A-1-07- __	Number of Shares: ___________
Date of Issuance: October [__], 2007

FOR VALUE RECEIVED, the undersigned, INTERNATIONAL IMAGING SYSTEMS, INC., a Delaware corporation (together with its successors and assigns, the “Issuer”), hereby certifies that__________________________ or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to ____________________________________ (_____________) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.

1. Term. The term of this Warrant shall commence on October [__], 2007 and shall expire at 6:00 p.m., Eastern Time, on October [__], 2012 (such period being the “Term”).

2. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term.

Exhibit 4.1

(b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with the provisions of subsection (c) of this Section 2, but only when a registration statement under the Securities Act providing for the resale of the Warrant Stock and the Common Stock underlying the preferred stock issued pursuant to the Purchase Agreement is not then in effect, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

(c) Cashless Exercise. Notwithstanding any provision herein to the contrary, but subject to Section 2(b)(ii) hereof, and commencing twenty-four (24) months following the Original Issue Date if the Per Share Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise, in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)
               B

Where	X =	the number of shares of Common Stock to be issued to the Holder.

Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =	the Warrant Price.

B =	the Per Share Market Value of one share of Common Stock.

(d) Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder’s Prime Broker as specified in the Holder’s exercise form within a reasonable time, not exceeding five (5) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Stock is then in effect or that the shares of Warrant Stock are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding five (5) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend and the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification reasonably acceptable to the Issuer undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of shares of Warrant Stock exercised as of each date of exercise.

Exhibit 4.1

(e) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the second business day following the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Issuer was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(f) Transferability of Warrant. Subject to Section 2(h) hereof, this Warrant may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

Exhibit 4.1

(g) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(h) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above, if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer and demonstrating that the following conditions are satisfied. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become and remains effective under the Securities Act, or (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within three (3) Trading Days. In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the Warrant Stock is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, the Issuer shall cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder or Holder's Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

Exhibit 4.1

(i) Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3. Stock Fully Paid; Reservation and Listing of Shares; Covenants; Loss, Theft, Destruction.

(a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued shares of Common Stock equal to at least one hundred ten percent (110%) of the number of shares of Common Stock issuable upon exercise of this Warrant without regard to any limitations on exercise.

Exhibit 4.1

(b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

(c) Covenants. The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

(d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

Exhibit 4.1

4. Adjustment of Warrant Price. The Warrant Price shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

(a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i) In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior to such Triggering Event (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4; provided, however, the Holder at its option may elect to receive an amount in unregistered shares of the common stock of the surviving entity equal to the value of this Warrant calculated in accordance with the Black-Scholes formula; provided, further, such shares of Common Stock shall be valued at a twenty percent (20%) discount to the VWAP of the Common Stock for the twenty (20) Trading Days immediately prior to the Triggering Event. Immediately upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations used in determining the number of shares of Warrant Stock issuable upon exercise of the new warrant and the adjusted Warrant Price. Upon the Holder’s request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted number of shares of Warrant Stock and the adjusted Warrant Price pursuant to the terms and provisions of this Section 4(a)(i). Notwithstanding the foregoing to the contrary, this Section 4(a)(i) shall only apply if the surviving entity pursuant to any such Triggering Event is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board. In the event that the surviving entity pursuant to any such Triggering Event is not a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, or its common stock is not listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, then the Holder shall have the right to demand that the Issuer issue to the Holder that number of restricted shares of Common Stock the Holder would be entitled to upon the occurrence of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior to such Triggering Event at a Warrant Price equal to the average of the VWAP for the twenty (20) trading days immediately prior to the occurrence of such Triggering Event.

Exhibit 4.1

(ii) In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Triggering Event and has also elected not to receive an amount of restricted shares of Common Stock at a Warrant Price equal to the average of the VWAP for the twenty trading days pursuant to the provisions of Section 4(a)(i) above, so long as the surviving entity pursuant to any Triggering Event is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, the surviving entity and/or each Person (other than the Issuer) which may be required to deliver any Securities or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such Securities or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and the surviving entity and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

(b) Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i) make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, shares of Common Stock,

Exhibit 4.1

(ii)  subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)  combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

(c) Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i) cash,

(ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever, or

(iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever,

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

Exhibit 4.1

(d) Issuance of Additional Shares of Common Stock. For a period of one (1) year following the Original Issue Date (the “Full Ratchet Period”), in the event the Issuer shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to a price equal to the consideration per share paid for such Additional Shares of Common Stock.

(e) Issuance of Common Stock Equivalents. During the Full Ratchet Period, in the event the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(d). No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents.

(f) Subsequent Common Stock and Common Stock Equivalents Issues. In the event the Issuer, shall, at any time during the thirty-six (36) months immediately after the Full Ratchet Period, issue or sell any Additional Shares of Common Stock or Common Stock Equivalents (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price, or without consideration, the Warrant Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Warrant Price by a fraction: (1) the numerator of which shall be equal to the sum of (A) the number of shares of Outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Warrant Price in effect immediately prior to such issuance; and (2) the denominator of which shall be equal to the number of shares of Outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock. No adjustment of the Warrant Price shall be made upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefore).

Exhibit 4.1

(g) Superseding Adjustment. If, at any time after any adjustment of the Warrant Price then in effect shall have been made pursuant to Section 4(e) or 4(f) as the result of any issuance of Common Stock Equivalents, and such Common Stock Equivalents, or the right of conversion or exchange in such Common Stock Equivalents, shall expire, and all of such or the right of conversion or exchange with respect to all of such Common Stock Equivalents shall not have been converted or exercised, then such previous adjustment shall be rescinded and annulled and the Warrant Price then in effect shall be adjusted to the Warrant Price in effect immediately prior to the issuance of such Common Stock Equivalents, subject to any further adjustments pursuant to this Section 4.

(h) Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Issuer shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the sum of (A) the consideration received by the Issuer for issuing such warrants or other rights, plus (B) the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the sum of (A) the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Common Stock Equivalents, plus (B) the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Common Stock Equivalents, plus (C) the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Issuer shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock or other securities of any corporation, the Issuer shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Common Stock is issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(g)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

Exhibit 4.1

(ii) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(iii) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(iv) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

Exhibit 4.1

(h) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

(i) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exer cises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The costs and expenses of the initial accounting firm shall be paid equally by the Issuer and the Holder and, in the case of an objection by the Issuer, the costs and expenses of the subsequent accounting firm shall be paid in full by the Issuer.

6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

Exhibit 4.1

7. Ownership Cap and Exercise Restriction. The Issuer shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to the exercise set forth on the applicable Notice of Exercise, such Holder would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 7 applies, the determination of whether the Warrant is exercisable and of how many shares of Warrant are exercised shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether the shares of this Warrant may be exercised and how many shares of the Warrant are exercisable, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Issuer each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this paragraph. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 7, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Issuer’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (B) a more recent public announcement by the Issuer or (C) a more recent notice by the Issuer or the Issuer’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Issuer shall within two (2) Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Issuer by such Holder since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Warrant held by the applicable Holder. The Beneficial Ownership Limitation provisions of this Section 7 may be waived by a Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Issuer (“Limitation Notice”); provided however, that if less than 61 days remains on the Warrant’s Term, the Beneficial Ownership Limitation provisions of this Section 7 shall remain in full force and effect until such time as the Holder submits a Limitation Notice to the Company, which such Limitation Notice may be provided at any time during such period and which shall be effective as of the date of such Limitation Notice for such number of shares as specified therein. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Warrant.

Exhibit 4.1

8. Registration Rights.

The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant, pursuant to that certain Registration Rights Agreement, of even date herewith, by and among the Issuer and Persons listed on Schedule I thereto (the “Registration Rights Agreement”) and the registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Registrations Rights Agreement.

9. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Additional Shares of Common Stock” means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except: (i) the Warrant Stock,(ii) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the terms governing the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holders); (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital and so long as such agreements and arrangements are pre-approved in writing by the Holder, (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans outstanding as they exist on the date of the Purchase Agreement, and (v) securities issued to any placement agent and its respective designees for the transactions contemplated by the Purchase Agreement.

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

Exhibit 4.1

“Common Stock” means the Common Stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

“Convertible Securities” means evidences of indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term “Convertible Security” means one of the Convertible Securities.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Initial Holder” means ________________.

“Issuer” means International Imaging Systems, Inc., a Delaware corporation, and its successors.

“Majority Holders” means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

“Original Issue Date” means October [__], 2007.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“Other Common” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

Exhibit 4.1

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all Common Stock Equivalents that are outstanding at such time.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Initial Holder, or if the Initial Holder no longer owns any Warrants the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair mket value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

"Preferred Stock" means shares of the Company’s Series A Convertible Preferred Stock issued to the Purchasers pursuant to the Purchase Agreement.

“Purchase Agreement” means the Series A Convertible Preferred Stock Purchase Agreement dated as of October [__], 2007, among the Issuer and the Purchasers.

Exhibit 4.1

“Purchasers” means the purchasers of the Series A Convertible Preferred Stock and the Warrants issued by the Issuer pursuant to the Purchase Agreement.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“VWAP means” for any date, (i) the daily volume weighted average price of the Common Stock for such date on the OTC Bulletin Board as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined in accordance with the definition of Per Share Market Value.

“Warrants” means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant and the Series A-2 Warrants (as defined in the Purchase Agreement), and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(d), 2(e) or 2(f) hereof or of any of such other Warrants.

Exhibit 4.1

“Warrant Price” initially means $3.00, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of a Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

10. Other Notices. In case at any time:

(i) the Issuer shall make any distributions to the holders of Common Stock; or

(ii) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(iii) there shall be any reclassification of the Capital Stock of the Issuer; or

(iv) there shall be any capital reorganization by the Issuer; or

(v) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(vi) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

Exhibit 4.1

11. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by (a) the Issuer, (b) the Initial Holder (assuming the Initial Holder still owns all or part of this Warrant), and (c) the Holders of twenty-five percent (25%) of the Warrants, the calculation of which shall include the Initial Holder’s percentage of ownership of the Warrants; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

12. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 12 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

13. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) immediately upon hand delivery, telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Issuer:	International Imaging Systems, Inc.

c/oXi'an Baorun Industrial Development Co. Ltd.
Dongxin Century Square,  7th Floor
Xi'an East City High-tech Industrial Development Park
Shannxi Province,  P.R. China
Attn: Mr. Gao Xincheng
Tel:  86 29 82682019
Fax: 86 29 82683629

Exhibit 4.1

with copies (which copies
shall not constitute notice)
 to:
Loeb & Loeb
345 Park Avenue
New York, NY10154
Attn: Mitchell S. Nussbaum
Tel: 212.407.4159
Fax: 212.407-4990

If to any Holder:	At the address of such Holder set forth on Exhibit A to this Agreement, with copies to Holder’s counsel as set forth on Exhibit A or as specified in writing by such Holder

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

14. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

15. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

Exhibit 4.1

16. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

17. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

18. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit 4.1

IN WITNESS WHEREOF, the Issuer has executed this Series A-1 Warrant as of the day and year first above written.

INTERNATIONAL IMAGING SYSTEMS, INC.

By:
Name: Title:

Exhibit 4.1

EXERCISE FORM
SERIES A-1 WARRANT

INTERNATIONAL IMAGING SYSTEMS, INC.

The undersigned _______________, pursuant to the provisions of the accompanying Series A-1 Warrant, hereby elects to purchase _____ shares of Common Stock of INTERNATIONAL IMAGING SYSTEMS, INC. covered by the accompanying Series A-1 Warrant.

Dated: _________________   Signature ___________________________

Address _____________________

_____________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.   □ Yes   □ No

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise_______

Cashless Exercise_______

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________. The Issuer shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is ____________.

X = Y - (A)(Y)
B

Where:

The number of shares of Common Stock to be issued to the Holder is (“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised is (“Y”).

Exhibit 4.1

The Warrant Price is (“A”).

The Per Share Market Value of one share of Common Stock is (“B”).

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the accompanying Series A-1 Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer said Series A-1 Warrant on the books of the corporation named therein.

Dated: _________________   Signature ___________________________

Address _____________________

_____________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the accompanying Series A-1 Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of said Series A-1 Warrant on the books of the corporation named therein.

Dated: _________________   Signature ___________________________

Address _____________________

_____________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-A-1-07-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-A-1-07-_____ issued for ____ shares of Common Stock in the name of _______________.

EXHIBIT A

Name and Address of Holder	Name and Address of Holder’s Counsel
________________________________ ________________________________ ________________________________	________________________________ ________________________________ ________________________________